UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) April 25, 2011
Navigant Consulting, Inc.

(Exact Name of Registrant as Specified in Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-12173	36-4094854

(Commission File Number)	(I.R.S. Employer Identification No.)

30 South Wacker Drive, Suite 3550, Chicago, Illinois	60606

(Address of Principal Executive Offices)	(Zip Code)
(312) 573-5600

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
     On April 25, 2011, Navigant Consulting, Inc. (the “Company”) held its 2011 Annual Meeting of Shareholders. At the meeting, the Company’s shareholders voted on four proposals and cast their votes as follows:

				Broker
	For	Against	Abstain	Non Votes
Proposal 1: Election of Directors

William M. Goodyear	40,098,097	4,825,156	9,463	3,487,448

Stephan A. James	39,899,154	5,004,423	29,139	3,487,448

Proposal 2: Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year 2011	47,961,124	435,523	23,517	—

Proposal 3: Advisory vote on executive compensation	20,131,218	24,772,611	28,887	3,487,448
Proposal 4: Advisory vote on the frequency of the shareholder vote on executive compensation

				Broker
1 Year	2 Years	3 Years	Abstain	Non Votes
41,054,182	36,291	3,813,415	28,828	3,487,448
     In light of the voting results, the Company has decided to include the advisory shareholder vote on executive compensation in its proxy materials on an annual basis until the next required advisory vote on the frequency of the shareholder vote on executive compensation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIGANT CONSULTING, INC.
Date: April 26, 2011	By:	/s/ Monica M. Weed
		Name:	Monica M. Weed
		Title:	Vice President and General Counsel

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